UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 18, 2005
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact name of registrant as specified in its charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification No.

145 Belmont Drive, Somerset, New Jersey, 08873
Address of principal executive offices, including Zip Code

(732) 271-9090
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.    Costs Associated with Exit or Disposal Activities.

This Current Report on Form 8-K is an update to the Company's 8-K filings on April 18, 2005, August 3, 2005, and August 5, 2005, and the Company's Quarterly Report on Form 10-Q for the period ending June 30, 2005.

In April 2005, EMCORE announced plans to consolidate its solar panel operations by closing its City of Industry, CA ("COI") facility and moving its operations to EMCORE’s Albuquerque, NM facility. Production operations at the COI solar panel facility were discontinued in July 2005. As of August 1, the estimated total cost associated with the closure of EMCORE's COI solar panel facility was projected to be approximately $3.4 million, of which $1.54 million in restructuring and severance charges was recorded during the fiscal quarter ended June 30, 2005, and the facility was expected to be closed during the first quarter of fiscal 2006.

On August 18, 2005, EMCORE received a contract valued in excess of $8 million from a major satellite manufacturer to build solar panels for a large geosynchronous communications satellite. The contract also contains options for several additional sets of solar panels with deliveries through early 2007. As a result of this contract award and the requirement of an accelerated delivery schedule, EMCORE plans to resume production operations at the COI solar panel facility to support this new effort. EMCORE will continue to perform all other solar panel manufacturing at its Albuquerque facility, and intends to establish the capability to build high-power solar panels for large geosynchronous communications satellites at its Albuquerque facility during fiscal 2006, at which time production operations at the COI facility again will cease. Accordingly, the projected total cost associated with the closure of EMCORE's COI solar panel facility is expected to decrease due to reduced contract termination costs, and to occur over a more extended period of time since the facility closure likely will be deferred until early fiscal 2007. New estimates of the projected shutdown costs and timeline remain to be determined at this time, as they depend in part upon whether any of the contractual options described above are exercised by EMCORE's customer.

Statements included within this Current Report on Form 8-K that are not historical in nature, including without limitation the Company’s anticipated cost and timing of the COI facility closure and the potential exercise of contractual options by the Company's customer, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks and uncertainties that may cause the actual results, performance, or events to be materially different from any future results, performance, or events expressed or implied by such forward-looking statements.  Such risks and uncertainties include, but are not limited to, the ability to achieve cost savings and efficiencies through consolidation; the timing and cost of the Company’s consolidation and facility closure activities, including without limitation the timing of cash expenditures; and the Company's successful contract performance and the potential award of additional work under contractual options.  Additional information regarding these risks, uncertainties, and other matters are set forth in the Company’s filings with the Securities and Exchange Commission.

Item 7.01.    Regulation FD Disclosure.

See Item 2.05, "Costs Associated with Exit or Disposal Activities."

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
By: /s/ Thomas G. Werthan Thomas G. Werthan Chief Financial Officer

Dated:  August 24, 2005